SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 23, 2003

                Date of Report (Date of Earliest Event Reported)

                                    TSR, Inc.

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             (Exact Name of Registrant as Specified in its Charter)



   Delaware                        0-8656                  13-2635899
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(State or Other                  (Commission           (I.R.S. Employer
Jurisdiction of                  File Number)          Identification No.)
Incorporation)



                      400 Oser Avenue, Hauppauge, NY    11788
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               (Address of Principal Executive Offices) (Zip Code)


              (Registrant's Telephone Number, Including Area Code)

                                 (631) 231-0333



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          (Former Name or Former Address, If Changed Since Last Report)


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ITEM 5.  Other Events and Regulation FD Disclosure

(a) On June 23, 2003, the Registrant issued a press release with respect to declaration of a special dividend of $2.00 per share, a copy of which is filed as Exhibit 27.1.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Not Applicable

         (b)      Not Applicable

         (c)      Exhibits

         27.1. Press release dated June 23, 2003 with respect to declaration of special dividend.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TSR, INC.

                             By:      s/John G. Sharkey
                                      ---------------------------
                                      Name: John G. Sharkey
                                      Title:   Vice President and Secretary


Date:    June 24, 2003



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                                  EXHIBIT INDEX

Exhibit No.                Description

27.1 Press Release dated June 23, 2003 with respect to declaration of special dividend.


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Exhibit 27.1

          1.    ----------------------------------------------------------------
                                     TSR                Contact:  John Sharkey
                                                                  631-231-0333
                                  400 Oser Ave
                              Hauppauge, NY 11788
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TSR ANNOUNCES A $2.00 PER SHARE SPECIAL CASH DIVIDEND AND AN ESTABLISHMENT OF
QUARTERLY DIVIDEND POLICY.

Hauppauge, NY (June 23, 2003)---TSR, Inc., (Nasdaq:TSRI) a provider of computer programming consulting services, announced today that its Board of Directors had declared a special one time cash dividend of $2.00 per share payable on July 28, 2003 to shareholders of record as of July 11, 2003.

Joe Hughes, Chairman, announced that the Board had also adopted a policy of declaring quarterly dividends beginning in the current fiscal year, which began on June 1st of this year. The first quarterly dividend is expected to be declared shortly after completion of the first fiscal quarter at the quarterly rate of $0.15 per share. This quarterly rate will be established for the current fiscal year. Mr. Hughes stated that he believes the Company will have adequate liquidity to make payments at the estimated quarterly rate and that the quarterly dividend is not dependent on the Company's earnings for the current fiscal year.

Mr. Hughes also stated that the Company intends to maintain an ongoing dividend rate of $0.15 beyond this fiscal year assuming cash flow from operations remains at current levels. If cash flow from operations is not maintained, the dividend rate will be reassessed.

The Board of Directors took these actions at this time because it wanted the Company's shareholders to be able to receive a substantial cash amount from their investment in the Company, while at the same time allowing them to maintain the benefits of shareholder ownership. The Company has built up a healthy cash reserve in order to accelerate growth through acquisitions, but in the current environment, the Company believes that a dividend distribution is the better alternative.

TSR believes it is one of the few small IT companies that has been able to remain profitable and build its cash during this very severe IT slump. This was accomplished as a result of timely cost cutting and strong team effort. While the current conditions continue, the Company believes that it is in a position to reward its shareholders through dividends.

Certain statements contained herein are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those set forth in the forward-looking statements due to known and unknown risks

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and uncertainties, including but not limited to those described in the Company's filings under the Securities Exchange Act of 1934.